ACE HARDWARE MEMBERSHIP AGREEMENT


This Agreement made and entered into by and between ACE HARDWARE
CORPORATION, a Delaware corporation, having its general offices at 2200 Kensington Court, Oak Brook, Illinois 60521, hereinafter referred to as the "Company", and an independent merchant hereinafter referred to as the "Member" operating a retail business at sometimes referred to as
the "licensed location";

                               WITNESSETH:

In consideration of the respective undertakings and covenants herein contained, the Company and the Member hereby agree as follows:

                                ARTICLE I

                      RIGHTS GRANTED TO THE MEMBER

The Company hereby grants to the Member, subject to the terms and conditions set forth herein:

 1. License. A non-exclusive license to use, in a manner designated or approved by the Company, the word "ACE" and/or
     certain marks, presently  "ACE Hardware" and such     other
     marks as the Company may from time to time designate or approve in writing (hereinafter individually and collectively referred to as the "Marks") to identify the retail business operated by the Member at the licensed location and in connection therewith to display such ACE identification signs at such location as shall comply with the standards prescribed by the Company. If it becomes advisable at any time in Company's sole judgment for the Member to modify or discontinue use of any of the Marks and/or for the Member to use one or more additional or substitute trademarks or service marks or an additional or substitute type of trade dress, then the Member agrees to immediately comply with Company's directions to modify or otherwise discontinue the use of such Marks, and/or to use one or more additional or substitute trademarks, service marks, logos or commercial symbols or additional or substitute trade dress after notice thereof by Company. Company shall not have any obligation to reimburse the Member for any expenditures made by the Member to modify or discontinue the use of any of the Marks or to adopt additional marks or substitutes for any discontinued Marks, including, without limitation, any expenditures relating to advertising or promotional materials or to compensate the Member for any goodwill related to any discontinued Marks. Further, the Company retains the sole and exclusive discretion to determine whether any of the Marks shall be or continue to be registered and what action, if any, shall be taken against any person in the event of any actual or alleged infringement thereof.

 2. Merchandise Purchases. The right to purchase from the Company for resale at retail from the licensed location such merchandise as the Company may, from time to time, in its sole discretion offer for sale to its Members, including such items, if any, as the Company may choose to distribute under private labels bearing the trademarks "ACE," "ACE Hardware" or other trademarks owned by the Company;

 3. Retail Services. The right to purchase or subscribe for, in connection with the business operated at the licensed location, such advertising circulars and materials, identification signs, and other promotional materials, and such other retail service materials, equipment, devices, programs and systems as the Company makes available from time to time to its Members;

 4. Trade Shows and Workshops. The right, upon payment of such fees and charges as the Company shall reasonably require from time to time, to attend (a) such Conventions and Trade Shows, if any, as may be sponsored by the Company; and (b) such workshops and seminars, if any, as may be sponsored from time to time by the Company;

 5. Patronage Dividends. The right to receive from the Company within 8 1/2 months following the close of each year the proportionate share allocable to the licensed location of the patronage dividends distributed by the Company out of its net earnings from operations conducted by it (or from the operations of each separate division or category of sales as shall be established on the Company's books) with or for patrons to whom the Company is obligated to pay patronage dividends on qualifying purchases made from it in accordance with and in the manner provided for by the then effective applicable provisions of the Company's By-laws and any applicable patronage dividend distribution plan.


                               ARTICLE II

                DUTIES AND RESPONSIBILITIES OF THE MEMBER

The Member agrees:

 l. Capital Stock . To subscribe and pay for the appropriate number of shares of capital stock of the Company in accordance with the accompanying Subscription for Capital Stock Agreement and where the required shares of capital stock of the Company are to be acquired, with the Company's consent, by transfer from a previous owner of the business at the licensed location, to assume any and all of the then-remaining obligations of such previous owner to the Company with respect to such shares;

 2. Processing Charge. To pay to the Company at the time required by the Company's current policy the processing charge currently imposed by it to partially defray the Company's costs in processing the Member's application for membership in the Company;

 3. Advertising Assessments. To pay its applicable portion of such charges as the Company assesses its members in order to fund the Company's national and regional advertising programs, including, but not limited to any assessments imposed by the Company under any advertising plan or program established by the Company for its members in a particular marketing area;

 4. Confidentiality of Documents and Information. To comply with any and all policy statements and instructions issued from time to time by the Company concerning the Company's confidential information and to keep in strict confidence all checklists, microfiche films, bulletins, catalogs, price lists, order forms and other documents and information furnished to the Member by the Company with respect to the merchandise, programs and services which are available from the Company. The Member further agrees to at no time divulge or display or disclose any such documents or information other than in connection with the Member's transactions with the Company or as otherwise specifically required by law or authorized by the Company in writing and, upon termination of this Agreement, to immediately return to the Company all such documents, items and any tangible personal property containing such confidential information as may have been prepared or copied by or on behalf of the Member or furnished by the Company. The provisions of this Article II, Section 4, shall survive the termination of this Agreement;

 5. Restrictions on Corporate or Trade Name Use of "ACE". To refrain from using the word "ACE" or the words "ACE Hardware" as part of the corporate name or the registered trade or commercial name of the Member or of the Member's retail outlet covered by this Agreement unless such name also includes another word or words clearly distinguishing it from the corporate or trade name or names used by the Company or any of its subsidiaries or divisions or by any other retail entity licensed by the Company to use the word "ACE" or the words "ACE Hardware" to identify and promote its business. The Member agrees that it does not now and will not in the future assert any claims to any goodwill or ownership of any of the Company's trademarks, service marks or other intellectual property, including, but not limited to, the Marks licensed to the Member hereunder, and will not engage in any acts or conduct in derogation of the Company's ownership thereof. The Member further agrees that upon the termination of this Agreement for any reason whatsoever, the Member will promptly issue such instructions and execute and file such documents as may be necessary to revoke or terminate any listing or service which the Member may have obtained under any corporate or trade name containing the words "ACE" or "ACE Hardware" including, but not limited to assumed name or other registrations with governmental entities and any telephone service, telephone directory assistance listings and printed telephone directory listings. The Member hereby irrevocably appoints the Company as the Member's attorney-in-fact to issue such instructions and to execute and file such documents as the Company may deem necessary or desirable to accomplish the foregoing in the Member's name and on its behalf in the event that the Member, for any reason, does not do so promptly upon the termination of this Agreement. The provisions of this Article II, Paragraph 5, shall survive the termination of this Agreement.

 6. Compliance with Trademark Policy Statements and Guidelines. To comply with all policy statements and guidelines communicated from time to time to the Company's Members by the Company with respect to the use of any trade name, trademark or service mark belonging to or registered by the Company (including, but not limited to the Marks licensed to the Member hereunder) and, without the Company's prior written consent, to (a) at no time use any such trade name, trademark or service mark in a manner or for a product or service not approved by the Company for such use, (b) at no time authorize, permit or condone the use of any of the foregoing items by any other person or firm, and
     (c) at no time adopt or use, or authorize, permit or condone the use by any other person or firm, of any name, word or mark which is similar to or likely to be confused with, the Marks or with any trade name, trademark or service mark belonging to or registered by the Company (it being understood and agreed that all variations or adaptations of any of the Marks, or any trademarks or service marks owned or registered by the Company shall be the exclusive property of the Company and that the Company shall have the exclusive right to register the same and to license the use thereof);

 7. Use of "ACE" Identification to Cease upon Termination of Agreement. Upon termination of this Agreement for any reason, to discontinue the use of any and all Marks, including but not limited to, the word "ACE," and the use of all trade names, trademarks, service marks, or logos belonging to or registered by the Company (including, but not limited to, any reference to the Member's former affiliation with the Company) and to remove, at the Member's sole expense, all identification signs and decals used by the Member at the licensed location which contain any of the foregoing, (it being further understood that this also requires that the word "ACE" be eliminated if it has been used as a part of the Member's corporate name or trade name at such location). Further, if the Member continues, following such termination, to display at or have affixed to the licensed location any such identification signs bearing any marks of the Company, then the Member agrees to pay to the Company a fee in the amount of Ten Thousand Dollars ($10,000.00) per month, payable on the first day of each and every month during which any such identification sign continues to be affixed to or displayed at the licensed location for one or more days. Such payments shall continue to accrue and be due and payable until the first day of the month following the month in which all such identification signs have been permanently removed from the licensed location. Without prejudice to the Company's right to collect the fee hereinabove prescribed, and to pursue any other remedies, whether at law or in equity, the parties agree that any display of identification signage bearing any of the Company's trade names, trademarks, service marks, or logos by the Member following termination of membership is an infringement thereof, the continuation of which is likely to result in irreparable harm to the Company, and in such event, the Company is hereby granted the right, with or without process of law, to remove such signage and, in furtherance thereof, the Member hereby expressly grants the Company the right to enter upon and have free access to the licensed location without being deemed guilty of trespass or any other tort whatsoever for the purpose aforesaid. The Member further agrees that it will pay promptly, upon demand, any and all of the Company's costs and expenses, including reasonable attorneys' fees, incurred by the Company in exercising or enforcing any of the aforesaid rights and remedies. The provisions of this Article II, Section 7, shall survive the termination of this Agreement.

 8. Indemnification by Member for Certain Claims against Company. To assume full responsibility with respect to and to indemnify the Company and hold it harmless from any and all claims and liabilities asserted by or against the Company in each of the cases hereinafter set forth to the extent that such claims or liabilities do not arise solely from the gross negligence or wrongful conduct of the Company. For purposes of this indemnification, "claims" and "liabilities" shall mean and include all obligations, actual, special, consequential and punitive damages and costs incurred by the Company in any matter hereinbelow set forth, including, without limitation, the reasonable fees of accountants, attorneys, attorneys' assistants, mediators, arbitrators, and expert witnesses, as well as costs of investigation and proof of facts, court costs, and any other litigation expenses, including but not limited to travel and lodging expenses:

     (a) which are based upon or arise out of any representation made by the Member or its employees to the Member's customers that a product can be used for a purpose for which the product was not intended by its manufacturer; or

     (b) which are based upon or arise out of any act performed by the Member or its employees which was intended to assist the Member's customer in selecting or using a product; or

     (c) which arise out of charges asserted against the Company by another party for services provided by such party to the Member or for merchandise shipped by such party to the Member or the Member's licensed location or to a shipping address otherwise set forth in any "ACE" or "ACE Hardware" purchase order form issued by the Company to the Member for the Member's use in purchasing merchandise or services from any third party or which involve damages demanded from the Company in connection with any occurrence concerning which it is alleged that the member or its employees functioned as an agent of the Company, or which in any way arise from or in connection with the Member's occupation of its store at the licensed location, the use or operation of any fixtures or equipment at the licensed location, or the sale of any merchandise or services at the licensed location; or

     (d) which arise out of the Member's execution and delivery of this Agreement, or the performance of any of its obligations hereunder, or any liabilities arising in connection with site selection services or training provided by the Company; or

     (e) which arise out of any transfer of interest by the Member in this Agreement, its membership in the Company, the licensed location, or some or all of the assets of its business in any manner not in accordance with this Agreement, or the Company's By-laws; or

     (f) which arise out of the Company's collection of any past due balances owing by the Member for the purchase of merchandise or services from the Company or any sums of money otherwise due and owing to the Company by the Member hereunder; and

     (g) which arise out of the Company's obtaining relief from the automatic stay provisions of the U.S. Bankruptcy Code or otherwise protecting any secured or unsecured interest of the Company in any property of the Member in the event that the Member becomes the subject of proceedings under said Code;

     The provisions of this Article II, Section 8 shall survive the termination of this Agreement.

9. Notification Obligations of Member. To notify the Company in writing

     (a) in advance of any change in the legal form of ownership of the Member (such as, for example, a change from individual or partnership form to corporate form, or vice versa), it being understood that no such change will operate to release from liability to the Company any party previously responsible for the Member's obligations hereunder without the written consent of the Company,

     (b) as promptly as feasible, as to the death of any partner having an interest in any partnership by which the Member is owned or the death of any stockholder owning 50% or more of the voting stock of the Member if the Member is incorporated, or

     (c) not less then 30 days prior to the closing of the transaction, as to the name and address of each proposed buyer or transferee in any proposed sale, assignment or transfer (i) of 50% or more of the ownership interest(s) in either the Member or the business operated at the licensed location or (ii) of all of the capital stock (both voting and non-voting) owned by the holder(s) in a corporation owning the business operated at the licensed location if 50% or more of the outstanding voting stock of such corporation is owned by such holder(s);

10. Low Volume Service Charge. To pay to the Company in accordance with the Low Volume Service Charge Program established by the Company's Board of Directors, as modified from time to time, a special service charge when the Dealer's qualifying purchases during any calendar year are below the minimum established in the Program. Minimum purchase level requirements applicable to Members may be changed from time to time upon advance notice to the Member by the Company. Notwithstanding the payment of any low volume service charges by the Member under the program as aforesaid, the Member understands and agrees that the failure to meet the Company's minimum purchase level requirements constitutes cause for termination pursuant to Article III, Paragraph 1 hereof.

11. Late Payment Service Charge. To pay all amounts shown as currently due on the Company's billing statements for purchases of merchandise, supplies and services made by the Member and other sums incurred by the Member with such promptness as shall enable the Company to receive payment no later than the 10th day following the date of the statement (it being understood that all invoices for merchandise purchased on extended payment terms become currently due when other items billed are not paid when due), and to pay such service charge per bi-weekly billing statement on any past due balance as the Company regularly imposes upon its licensed members (it being acknowledged by the Member that, unless the Member has been or is hereafter informed by the Company in writing of a change which has been or is to be made in the percentage applied by it in determining such charge, such percentage shall be .77% of the past due balance shown on each statement except that the percentage applied to any business operated by the Member in Texas shall be .384% and to any business operated by the Member in Georgia shall be .692%) unless and until such time as notice of change is given to the Member as aforesaid.

12. Furnishing Information to Company. To furnish, from time to time for the Company's review and upon the Company's advance written request, such information concerning the Member and its business operations as the Company shall deem necessary or desirable, including, but not limited to, copies of the Member's financial statements and any leases or proposed leases for the licensed location.

13. Compliance with Company By-laws and Company Policies. To comply with all provisions of the By-laws and Policies of the Company, as amended from time to time, which apply in any way to any of the relationships between the Member and the Company;

14. Member Operational Requirements. To comply with all the provisions of the Member Operational Requirements of the Company now in force or as hereafter amended or adopted by the Company. The Company hereby unilaterally, without limitation, reserves the sole and exclusive right and discretion to amend, modify and change the Member Operational Requirements under any conditions and to any extent which the Company may deem necessary or desirable to meet competition, to protect its trademarks, service marks, trade names or logos, or to improve the quality of the products or services provided by the Company or the Member. Such amendments, modifications and changes may include, but are not limited to, the subjects and subject matter presently set forth in the Member Operational Requirements, or the image, appearance and decor of the Member's store, the types of merchandise, services and equipment to be acquired, utilized, or offered by the Member, and any approved manufacturers, distributors or suppliers thereof, or specifications therefor.

15. Merchandise Return. To return no merchandise purchased by the member from the Company without the written consent of the Company first being obtained.


                               ARTICLE III

                        TERMINATION OF AGREEMENT

1. Termination By Either Party Upon Advance Written Notice. This Agreement may be terminated with or without cause at any time by either the Member or the Company by giving written notice of such intention to terminate to the other party. As used herein, "cause" means a breach by Member of any material obligation of this Agreement or the Member Operational Requirements now in force or hereafter amended or adopted by the Company. It is further understood that any misrepresentations made by Member in connection with the obtaining of rights granted hereunder or the failure to meet the annual minimum purchase levels established by the Company from time to time shall each constitute cause for termination of the Agreement by the Company. Any such notice shall be given not less than thirty (30) days in advance of the termination date set forth in the notice, with the exception of notices given by the Company under Article III, Section 2 hereof.

2. Termination By Company for Account Delinquency. Upon three (3) days advance written notice to the Member, the Company may terminate this Agreement in the event of a delinquency on the part of the Member in making payment for merchandise or services supplied by the Company to the licensed location in time for receipt thereof by the Company not more than fifteen (15) days after the date on which such payment is due.

3. Automatic Termination Upon Closing Down of Member's Business or Member's Insolvency. The closing down of the business operated at the licensed location shall automatically cause this Agreement to be terminated unless such business is moved to another location to which the Company consents in accordance with the provisions of the Company's By-laws. This Agreement shall also automatically terminate upon the giving of written notice by the Company to the Member at any time after the Member becomes insolvent or makes an assignment for the benefit of creditors.

4. Termination Upon Member's Transfer of Capital Stock of the Company. Unless the Company shall expressly consent to the continuation of this Agreement after such time, this Agreement shall automatically be deemed to have terminated as of the time when any of the shares of capital stock of the Company issued to the Member with respect to the Member's business at the licensed location are transferred (with the Company's consent) to another eligible holder for said shares or are purchased back from the Member by the Company.

5. Termination Upon Death Unless Company Approves Continuation. If the business operated at the licensed location is owned by an individual sole proprietor, this Agreement shall automatically terminate upon the death of such individual. If such business is owned by a partnership, this Agreement shall automatically terminate upon the death of a general partner in such partnership. However, with the Company's approval (which approval shall not be unreasonably withheld), such business may continue to be operated under this Agreement by the estate of such deceased individual sole proprietor or by the person(s) to whom ownership of said business is to be distributed by such deceased individual's estate or by the person(s) or partnership succeeding to the interest of such deceased member of a partnership owning the business.

6. Termination Upon Transfer of Stock of Member's Corporation. If the business operated at the licensed location is owned by a corporation, this Agreement shall automatically terminate upon the consummation of any sale or transfer of all of the shares of capital stock (both voting and non-voting) of such corporation held by the holder or holders of 50% or more of its outstanding voting stock or upon the sale or transfer of all of the shares of capital stock (both voting and non-voting) of a corporation owning 80% or more of the outstanding voting stock of the corporation owning said business held by the holder or holders of 50% or more of the outstanding voting stock of that corporation unless such sale or transfer of shares did not result in a repurchase by the Company of the shares of capital stock of the Company theretofore issued by it to the corporation owning the business operated at the licensed location.

7. Statute, Rule or Regulation Applicable to Licensed Location. Notwithstanding the provisions of this Article III, Sections 1 through 6, where a longer period of advance notice or other conduct constituting "cause" or "good cause" is prescribed by a statute, rule or regulation applicable to the licensed location, this Agreement shall be deemed to be reformed and amended to the extent necessary to conform to the minimum notice periods and restrictions on termination required thereby. The Company shall not, however, be precluded from contesting the validity, enforceability or application of any such statute, rule or regulation in any action, proceeding or dispute relating to this Agreement or to its rescission or termination.


                               ARTICLE IV

                          MODIFICATION OF TERMS

1. Reservation By The Company Of The Right To Modify. The Member acknowledges and agrees that Article XXVI, Section 1 of the Company's By-laws provides that the By-laws, as amended from time to time, constitute a binding legal contract between the Company and its shareholders, and are legally binding on all shareholders and their successors, heirs, executors, administrators, assigns and personal representatives. The Member further acknowledges and agrees that this Agreement is modifiable by amendment of the Company's By-laws and otherwise by action of the Company's shareholders or its Board of Directors, in each case unilaterally, without limitation, and without the consent of the Member. The Member further acknowledges and agrees that the Company may modify the trademark license granted hereunder and its Member Operational Requirements unilaterally in accordance with Article I, Section 1 and Article II, Section 14 hereof, respectively.

2. Modifications To Comply With Amendments to Certificate of Incorporation and By-laws. If any provision of any amendment to the Certificate of Incorporation of the Company or any provision of any amendment to the By-laws of the Company which is duly adopted subsequent to the Member's execution of this Agreement is in any way inconsistent with or in conflict with any provision of this Agreement, then the Agreement shall be deemed to have been modified effective as of the date specified in an advance written notice given by the Company to the Member in order to place the Agreement in conformity with such amendment. The Member's act of continuing to do business with the Company after the effective date of such modification shall be deemed to constitute the Member's consent to be bound by such modification.

3. Modification of Member's Other Membership Agreements To Conform With This Agreement. If the Member has previously entered into a franchise or membership agreement with the Company for a retail business owned or controlled by the Member at any location other than the above-designated licensed location, each such other franchise or membership agreement shall be deemed to have been automatically modified as of the date of acceptance of this Agreement by the Company to conform each such agreement with the provisions hereof, and, except for any provisions which have been included in any such other agreement to comply with the special termination or other requirements imposed by the laws of the State in which such business is located, the provisions of this Agreement shall thereafter be deemed to supersede and replace all of the provisions of each such other agreement. The applicable provisions of the Company's By-laws shall govern all determinations as to whether any such other retail business is owned or controlled by the Member.

                               ARTICLE V

                              MISCELLANEOUS

 l. Effective Date; Application of Illinois Law; Enforcement in Illinois Courts; Partial Illegality Not To Void Rest of Agreement. The signing of this Agreement by the Member constitutes an application only, and the Agreement shall not be effective unless and until it has been duly accepted and countersigned by the Company at its principal office in Illinois. All orders for merchandise, supplies and services placed by the Member pursuant to this Agreement shall be transmitted to the Company at said office, and the Member hereby consents and agrees that:

     (a) all provisions of this Agreement shall be interpreted and construed in accordance with the laws of Illinois, except that such state's choice of law and conflicts of law rules shall not apply and the Illinois Franchise Disclosure Act or any successor statute and/or regulation shall not apply unless its jurisdictional requirements are met independently without reference to this paragraph.

     (b) any suit brought by the Company against the Member to enforce any provision of this Agreement or seeking any relief in connection with or arising out of the relationship between the Company and the Member may be instituted in an appropriate court in the State of Illinois unless institution of such suit in Illinois is prohibited by the laws of the jurisdiction in which the licensed location is situated; and

     (c) if any provision of this Agreement shall be held to be illegal or void, the validity or the legality of the remaining portion hereof shall not be affected thereby.

 2. Successor and Assigns. Neither this Agreement nor any interest of the Member herein shall be assignable or subject to transfer, assignment or encumbrance by the Member at any time. A purchaser or successor of the business operated by the Member at the licensed location shall be entitled to operate such business as an authorized ACE member only if such purchaser has executed and the Company has accepted and signed an ACE
     Hardware Membership Agreement for the business.   The Company
     expressly reserves the right to assign this Agreement and all of its rights and privileges to any other person, firm or corporation, and this Agreement shall inure to the benefit of any such transferee or other legal successor to the interest of the Company herein.

 3. Minimum Cash Portion of Patronage Dividend Distributions. The cash portion of the patronage dividends distributed each year to the Member by the Company shall not be less than 20%, but the entire undistributed patronage dividends accrued for the licensed location at the time of termination of this Agreement shall nevertheless be applied against any indebtedness then owing to the Company by the Member to the extent of such indebtedness unless the Member submits a timely request to the Company for payment of 20% of such patronage dividends in cash.

 4. Company's Right To Deny or Limit Member's Credit and Merchandise Orders. If the Company at any time reasonably believes that the financial condition of the Member may not be capable of supporting the continued extension of normal credit to the Member by the Company, the Company may limit or deny the extension of credit to the Member and/or may limit the Member's orders to those which are to be filled from the Company's warehouse inventories and otherwise limit the quantities of merchandise which the Member may purchase, or the manner or terms of payment which shall be applicable to such orders.

 5. Status of Agreement With Respect to Other Documents. This Agreement shall be deemed to constitute the "franchise or membership agreement" utilized by the Company in any reference to such term contained in the Company's Certificate of Incorporation, its By-laws or in any document affecting the relationship between the Company and its members.

 6. Manner of Giving Notices. All notices required or permitted to be given hereunder by one party to the other party shall be effective if personally delivered or mailed to the other party by registered or certified mail at the address of such other party set forth herein or at such other address as such party shall have specified in writing, and shall be deemed to have been given on the date of such personal delivery or on the date of deposit in the U.S. mails, as the case may be.

 7. Independent Relationship. The relationship between the Company and the Member established by this Agreement shall at all times and for all purposes be deemed to be one between separate and totally independent parties. Neither the Member nor any employee of the Member shall be deemed to be an employee of the Company. No legally recognized partnership, agency or similar relationship is hereby created in any respect. It is mutually understood and agreed that any and all policies affecting the Member's hiring or firing of employees, any control over the financial management of the Member's business, the determination of the Member's retail pricing, and the Member's compliance with applicable governmental laws and regulations are to be established solely by the Member. However, the Member shall not thereby be relieved from satisfying any of its obligations hereunder, or under applicable laws or regulations. It is further understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them.
     The Member shall identify itself in all dealings as the independent owner of its business.

 8. Waiver of Rights. No waiver by the Company of any obligation of the Member or restriction on the Member pursuant to the terms and conditions hereof shall be effective unless in writing and signed by an officer of the Company. Any such waiver granted by the Company shall be without prejudice to any of the Company's rights hereunder, will be subject to continuing review by the Company and may be effectively revoked upon written notice thereof to the Member upon the terms and conditions set forth therein, if applicable or otherwise. Neither party shall be deemed to have waived or impaired any of its rights hereunder, (including, without limitation, the right to demand exact compliance with every term, condition and provision herein, or to declare any breach thereof to be a default and to terminate this Agreement) by reason of any verbal agreement between the parties or by virtue of any custom, practice or actions of the parties at variance with the terms hereof, or by reason of any failure, refusal, or omission by either party in exercising any of its rights hereunder or in failing to insist on strict compliance herewith by the other party. No waiver, forbearance, delay, failure or omission by the Company in the exercise of any of its rights or powers with respect to any other member, shareholder, dealer, or any other person shall be deemed to constitute a waiver of any of the Company's rights hereunder, nor shall any acceptance of payments by the Company from the Member be deemed a waiver by the Company of any preceding breach by the Member of its obligations under this Agreement.

 9. Reservation of Company's Right To Approve Additional Membership Locations. Nothing contained in this Agreement shall be deemed to grant the Member an exclusive territory or exclusive rights, or to limit, deny, or otherwise restrict the Company's right to enter into agreements for the licensing of its marks or for the acceptance of other members or dealers or for the authorization of others to own or operate retail or other outlets which offer products or services similar to those of the Member at any locations and within any proximity to the Member's licensed location as the Company, in the exercise of its sole and exclusive discretion, shall determine.

10. Site Approval or Acceptance. The Member hereby acknowledges and agrees that the Company's approval or acceptance of a site for an Ace Hardware store does not constitute an assurance, representation or warranty of any kind, express or implied, as to the suitability of the licensed location for an Ace Hardware store or the successful operation or profitability of an Ace Hardware store hereunder. The Company's approval or acceptance of any site, including the licensed location, indicates only that the Company believes that such site falls within acceptable minimum criteria established by the Company solely for the Company's own purposes and benefit at the time of the Company's approval or acceptance thereof. The parties acknowledge that application of criteria that have been effective with respect to other sites and premises may not be predictive of potential for the licensed location and that demographic and/or economic factors, such as competition from other similar businesses, included in or excluded from the Company's own criteria could change, thereby altering the potential thereof. The parties acknowledge that such factors are unpredictable and are beyond the Company's control, and the Member agrees that the Company shall not be responsible for the failure of any site approved or accepted by the Company to meet the Member's expectations as to revenue or operational criteria. The Member also represents and warrants that its acceptance of a membership for the operation of an Ace Hardware store at the licensed location is based on its own independent investigation of the suitability of the site for such purpose.

11. Further Representations of Member. As an inducement to the Company to enter into this Agreement, the Member further represents and warrants as follows: a) that the Member has conducted an independent investigation of the business contemplated by this Agreement, and recognizes that the nature of the business or its market area are subject to change over time, that the Member's investment involves business risks; b) that no representations have been made by the Company or by any of its officers, directors, employees or agents that are contrary to the terms contained in this Agreement, or contrary to any statements contained in any prospectus or offering circular heretofore delivered to the Member; and c) the Member has not received or relied upon any guarantee, whether express or implied, of the sales, revenues, profits or success of the business venture contemplated by this Agreement.


IN WITNESS WHEREOF, this Agreement has been executed on this      day of
               , 19    by the person(s) signing it for the Member, whose
authority to sign shall be deemed to have been duly authorized by the Member.

                                        Signature(s) of Member:


                         ____________________________________________


                         ____________________________________________
                         (If the Member is a corporation, the corporate name should be written hereon followed by the name and title of an appropriate officer. If the member is a partnership, the partnership name should be written hereon followed by the signatures of all partners.)


ACCEPTED for Ace Hardware
Corporation at Oak Brook, Illinois
this       day of               ,
19   .


___________________________


        (Title of Officer)